EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
4/29/2014	Purchase	$ 10.8300		749
4/30/2014	Purchase	$ 10.7379	1	537
5/1/2014	Purchase	$ 10.8983	2	10100
5/5/2014	Purchase	$ 10.1800		5000
5/6/2014	Purchase	$ 9.9036	3	5500
5/7/2014	Purchase	$ 10.1248	4	3840
5/8/2014	Purchase	$ 9.9933	5	7828
5/9/2014	Purchase	$ 9.5000		527
5/12/2014	Purchase	$ 9.7500		5000
5/13/2014	Purchase	$ 9.2515	6	4314
5/14/2014	Purchase	$ 9.1000		323
5/15/2014	Purchase	$ 8.8892	7	8500
5/16/2014	Purchase	$ 9.0666	8	1700
5/21/2014	Purchase	$ 8.7640	9	4033
5/22/2014	Purchase	$ 8.6483	10	1200
5/23/2014	Purchase	$ 9.0102	11	7500
5/28/2014	Purchase	$ 9.0859	12	10000
5/30/2014	Purchase	$ 9.5401	13	7212
6/2/2014	Purchase	$ 9.7509	14	2200
6/3/2014	Purchase	$ 9.1000		115832

1 This transaction was executed in multiple trades at prices ranging from $10.71 – 10.74.
2 This transaction was executed in multiple trades at prices ranging from $10.70 – 10.90.
3 This transaction was executed in multiple trades at prices ranging from $9.89 – 9.92.
4 This transaction was executed in multiple trades at prices ranging from $10.11 – 10.15.
5 This transaction was executed in multiple trades at prices ranging from $9.84 – 10.00.
6 This transaction was executed in multiple trades at prices ranging from $9.18 – 9.34.
7 This transaction was executed in multiple trades at prices ranging from $8.84 – 8.90.
8 This transaction was executed in multiple trades at prices ranging from $8.93 – 9.16.
9 This transaction was executed in multiple trades at prices ranging from $8.61 – 8.84.
10 This transaction was executed in multiple trades at prices ranging from $8.64 – 8.65.
11 This transaction was executed in multiple trades at prices ranging from $9.00 – 9.03.
12 This transaction was executed in multiple trades at prices ranging from $9.05 – 9.15.
13 This transaction was executed in multiple trades at prices ranging from $9.45 – 9.70.
14 This transaction was executed in multiple trades at prices ranging from $9.56 – 9.79.